UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) July 27, 2009


                         LIQUID FINANCIAL ENGINES, INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                     333-156056              26-3439890
----------------------------          ------------            ------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
   of incorporation)                                       Identification No.)


    580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia       3004
   ---------------------------------------------------------------------------
               (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code 011-613-8532 2800
                                                         -----------------

           250 Montgomery Street, Suite 1200, San Francisco, CA 94104
      -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

     In accordance with a Stock Purchase Agreement dated as of July 23, 2009 (the "Stock Purchase Agreement"), by and among Golden Target Pty Ltd., an Australian corporation ("Buyer"), certain selling stockholders named therein (the "Selling Stockholders") and Liquid Financial Engines, Inc., a Florida corporation (the "Company"), on July 27, 2009, Buyer acquired an aggregate of 12,700,000 shares of common stock, par value $.0001 per share (the "Common Stock") of the Company from the Selling Stockholders for an aggregate purchase price of $260,000.

     The Stock Purchase Agreement required, as a condition of closing, that the Company's existing officers and directors resign their positions as officers and directors of the Company and appoint Mr. Joseph Gutnick as the President, Chief Executive Officer and sole director of the Company and Mr. Peter Lee as the Chief Financial Officer and the Secretary of the Company.

     Following the closing of the Stock Purchase Agreement, the Company intends to consider various business opportunities in the energy and mining fields.

Item 5.01       Change in Control of Registrant

     The information set forth above in response to Item 1.01 is incorporated herein by this reference.

Item 5.02       Departure  of  Directors   or  Certain   Officers;   Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     Information set forth above in response to Item 1.01 is hereby incorporated herein by this reference.

     The following is certain biographical information with respect to the Company's new officers and director:

Joseph Gutnick

     Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer of Legend International Holdings, Inc.(LGDI.OB) since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specializing in the mining sector since 1980 and is currently Chairman of the Board and Chief Executive Officer of Golden River Resources Corporation (GORV.OB) and We Sell For U Corp. (WSFU.OB), Northern Capital Resources Corporation, Yahalom International Resources Corporation, Executive Chairman and Managing Director of North Australian Diamonds Ltd and Top End Uranium Ltd and Quantum Resources Limited. Mr. Gutnick was previously a Director of the World Gold Council. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

Peter Lee

     Mr. Lee has been Chief Financial Officer of Legend International Holdings, Inc. since March 2005 and Secretary since November 2004. He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB) and is the Chief Financial Officer and Secretary of We Sell For U Corp. (WSFU.OB), Northern Capital Resources Corporation, Yahalom International Resources Corporation and Chief Financial Officer of North Australian Diamonds Ltd and Top End Uranium Ltd and Quantum Resources Limited. Mr. Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 25 years commercial experience.

Item 9.01       Financial Statements and Exhibits

       (d)      Exhibits

                99.1    Stock Purchase Agreement

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIQUID FINANCIAL ENGINES, INC.



                                        By:   /s/ Joseph Gutnick
                                           -------------------------------------
                                        Name: Joseph Gutnick
                                        Title: President

Date:  July 28, 2009